Exhibit 23.1


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-26583, declared effective November 23, 1998) of Intervest Bancshares Corporation of our report dated January 24, 2003 appearing in this Form 10-K.

/s/ Hacker, Johnson & Smith, P.A., P.C.
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Hacker, Johnson & Smith, P.A., P.C.
Tampa, Florida
March 3, 2003